Exhibit 4.41

AMENDMENT NO. 17 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 17 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of  March 12, 2009 by and among Handy & Harman, a New York corporation (“Parent”), OMG, Inc., a Delaware corporation formerly known as Olympic Manufacturing Group, Inc. (“OMG”), Continental Industries, Inc., an Oklahoma corporation (“Continental”), Maryland Specialty Wire, Inc., a Delaware corporation (“Maryland Wire”), Handy & Harman Tube Company, Inc., a Delaware corporation (“H&H Tube”), Camdel Metals Corporation, a Delaware corporation (“Camdel”), Canfield Metal Coating Corporation, a Delaware corporation (“Canfield”), Micro-Tube Fabricators, Inc., a Delaware corporation (“Micro-Tube”), Indiana Tube Corporation, a Delaware corporation (“Indiana Tube”), Lucas-Milhaupt, Inc., a Wisconsin corporation (“Lucas”), Handy & Harman Electronic Materials Corporation, a Florida corporation (“H&H Electronic”), Sumco Inc., an Indiana corporation (“Sumco”), OMG Roofing, Inc., a Delaware corporation (“OMG Roofing”), OMNI Technologies Corporation of Danville, a New Hampshire corporation (“OMNI” and together with Parent, OMG, Continental, Maryland Wire, H&H Tube, Camdel, Canfield, Micro-Tube, Indiana Tube, Lucas, H&H Electronic, Sumco and OMG Roofing, each individually, a “Borrower” and collectively, “Borrowers”), Handy & Harman of Canada, Limited, an Ontario corporation (“H&H Canada”), ele Corporation, a California corporation (“ele”), Alloy Ring Service Inc., a Delaware corporation (“Alloy”), Daniel Radiator Corporation, a Texas corporation (“Daniel”), H&H Productions, Inc., a Delaware corporation (“H&H Productions”), Handy & Harman Automotive Group, Inc., a Delaware corporation (“H&H Auto”), Handy & Harman International, Ltd., a Delaware corporation (“H&H International”), Handy & Harman Peru, Inc., a Delaware corporation (“H&H Peru”), KJ-VMI Realty, Inc., a Delaware corporation (“KVR”), Pal-Rath Realty, Inc., a Delaware corporation (“Pal-Rath”), Platina Laboratories, Inc., a Delaware corporation (“Platina”), Sheffield Street Corporation, a Connecticut corporation (“Sheffield”), SWM, Inc., a Delaware corporation (“SWM”), Willing B Wire Corporation, a Delaware corporation (“Willing” and together with H&H Canada, ele, Alloy, Daniel, H&H Productions, H&H Auto, H&H International, H&H Peru, KVR, Pal-Rath, Platina, Sheffield and SWM, each individually, a “Guarantor” and collectively, “Guarantors”), Steel Partners II, L.P., a Delaware limited partnership, successor by assignment from Canpartners Investments IV, LLC, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, “Agent”), and the financial institutions party thereto as lenders (collectively, “Lenders”). Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 31, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of October 29, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of May 20, 2005, Amendment No. 3 and Waiver to Loan and Security Agreement, dated as of December 29, 2005, Consent and Amendment No. 4 to Loan and Security Agreement, dated as of January 24, 2006, Consent and Amendment No. 5 to Loan and Security Agreement, dated as of March 31, 2006, Amendment No. 6 to Loan and Security Agreement, dated as of July 18, 2006, Amendment No. 7 to Loan and Security Agreement, dated as of October 30, 2006, Amendment No. 8 and Waiver to Loan and Security Agreement, dated as of December 28, 2006, Consent and Amendment No. 9 to Loan and Security Agreement, dated as of December 28, 2006, Amendment No. 10 and Waiver to Loan and Security Agreement, dated as of March 29, 2007, Amendment No. 11 to Loan and Security Agreement, dated as of July 20, 2007, Amendment No. 12 to Loan and Security Agreement, dated as of September 10, 2007, Amendment No. 13 to Loan and Security Agreement, dated as of November 5, 2007, Amendment No. 14 to Loan and Security Agreement, dated as of February 14, 2008, Amendment No. 15  to Loan and Security Agreement, dated as of February 14, 2008, and Amendment No. 16 dated as of  October 29, 2008 (as the same now exists or may hereafter be further amended, modified, supplemented, extended,  renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement and the other Financing Agreements, and Agent and Lenders are willing to make such amendments, subject to terms and conditions set forth herein;

WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1.         Definitions.

(a) Additional Definitions.  As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

(i) “Amendment No. 17” shall mean Amendment No. 17 to Loan and Security Agreement, dated as of March 6, 2009, by and among Borrowers, Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Amendment No. 17 Effective Date” shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment No. 17 shall have been satisfied or shall have been waived by Agent.

(iii) “Exempt Subsidiary” shall mean that certain Subsidiary of Parent designated as such in writing by Working Capital Agent and such other parties as shall be required under the Working Capital Loan Agreement.

(iv) “Lucas China” shall mean Lucas-Milhaupt Brazing Materials (Suzhou) Co., Ltd., a Chinese corporation that is a Subsidiary of Lucas, and its successors and assigns.

(b) Amendments to Definitions.

(i) EBITDA.  The definition of “EBITDA” in Section 1.30 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.32  ‘EBITDA’ shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person for such period, plus (b) depreciation and amortization for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (e) non cash accruals for such period for environmental liabilities (to the extent that (1) such accruals were deducted in the computation of Consolidated Net Income of such Person for such period and (2) the aggregate amount of all such accruals previously added back pursuant to this clause (e) and which remain accruals does not exceed $3,000,000), minus (f) cash expenses incurred during such period in connection with environmental liabilities to the extent accruals relating to such environmental liabilities were added back pursuant to clause (e) of this definition, plus (g) losses realized during such period in connection with the inventory hedging program of such Person (to the extent that such losses were deducted in the computation of Consolidated Net Income of such Person for such period), minus (h) gains realized during such period in connection with the inventory hedging program of such Person (to the extent that such gains were added in the computation of Consolidated Net Income of such Person for such period).”

(ii) Intercreditor Agreement.  The definition of “Intercreditor Agreement” in Section 1.60 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.60 Intercreditor Agreement’ shall mean the Intercreditor and Subordination Agreement, dated as of February 14, 2008, as amended by Amendment No. 1 to Intercreditor and Subordination Agreement, dated as of October 29, 2008, and Amendment No. 2 to Intercreditor and Subordination Agreement, dated as of the Amendment No. 17 Effective Date, by and among Agent, Bairnco Agent and Working Capital Agent, as acknowledged and agreed by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.”

(iii) Interest Rate.  The definition of “Interest Rate” in Section 1.62(a) of the Loan Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(a) Subject to clause (b) of this definition below, a rate equal to the rates set forth in clauses (a)(v) and (a)(vi) of the definition of “Interest Rate” in the Working Capital Loan Agreement, plus the “Applicable Term B Loan Margin” (as defined in the Working Capital Loan Agreement), plus three (3%) percent per annum.”

(v) Specified Subsidiaries.  The definition of “Specified Subsidiaries in Section 1.111C of the Loan Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“ ‘Specified Subsidiaries’ shall mean, collectively, (a) Maryland Wire, (b) H&H Tube, (c) H&H Electronic, (d) Hardy & Harman Ele (Asia) SdN Bhd., a Malaysian corporation, (e) Indiana Tube Denmark (effective as of December 31, 2008), (f) Sumco (effective upon the consummation of either (x) the sale of all of the Capital Stock of Sumco as permitted by Section 9.7(b)(viii) hereof or (y) the sale or other disposition of all or substantially all of the assets and properties of Sumco as permitted by Section 9.7(b)(viii) hereof (other than the Real Property and related Equipment of Sumco located in Indianapolis, Indiana) and either the cessation of operations of Sumco or the winding up, liquidation or dissolution of Sumco as permitted by Section 9.7(c) hereof), and (g) the Exempt Subsidiary (effective upon the consummation of either (x) the sale of all of the Capital Stock of the Exempt Subsidiary as permitted by Section 9.7(b)(ix) hereof or (y) the sale or other disposition of all or substantially all of the assets and properties of the Exempt Subsidiary as permitted by Section 9.7(b)(ix) hereof and the cessation of operations of the Exempt Subsidiary).”

2.         Sale of Assets Consolidation, Merger, Dissolution, Etc.

(a) Section 9.7(b) of the Loan Agreement is hereby amended by (a) deleting “and” appearing at the end of subsection (vii), and (b) inserting the following new subsection (ix) immediately prior to the semicolon at the end of such Section:

“and (ix) the sale by Parent of the Capital Stock of the Exempt Subsidiary or the sale of assets and properties of the Exempt Subsidiary; provided, that, such sale shall be on such terms and conditions satisfactory to and approved in writing by the Working Capital Agent and such other parties as shall be required by the Working Capital Loan Agreement;”.

(b) Section 9.7(c) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c)  wind up, liquidate or dissolve, except that Sumco, any Guarantor or Indiana Tube Denmark may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied: (i) the winding up, liquidation and dissolution of Sumco, such Guarantor or Indiana Tube Denmark shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which Indiana Tube Denmark, any Borrower or Guarantor is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of Sumco, such Guarantor or Indiana Tube Denmark shall be duly and validly transferred and assigned to a Borrower or Guarantor, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Working Capital Agent and Agent (and Working Capital Agent and Agent shall have received such evidence thereof as each may require) and Working Capital Agent and Agent shall have received such deeds, assignments or other agreements as Working Capital Agent and Agent may request to evidence and confirm the transfer of such assets; provided, that, in the event that Sumco has ceased its operations following the sale or other disposition of substantially all of its assets and properties as permitted by Section 9.7(b)(viii) hereof but retained its Real Property and related Equipment located in Indianapolis, Indiana, Sumco shall not be required to comply with this clause (iii), (iv) Working Capital Agent and Agent shall have received all documents and agreements that Indiana Tube Denmark, any Borrower or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (vi) Working Capital Agent and Agent shall have received not less than ten (10) Business Days prior written notice of the intention of Sumco, such Guarantor or Indiana Tube Denmark to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; or”.

3.         Encumbrances.  Section 9.8 of the Loan Agreement is hereby amended by (a) deleting “and” appearing at the end of subsection (l) of such Section, (b) deleting the period appearing at the end of subsection (m) of such Section and replacing it with “; and” and (c) adding the following new subsection (n) at the end of such Section:

“(n) the security interests and liens in favor of any lender to Lucas China on the assets and properties of Lucas China (other than any Capital Stock of a Borrower or Guarantor) securing the Indebtedness permitted under Section 9.9(p) hereof.”

4.         Indebtedness under Bairnco Guaranty Documents.  Section 9.9(o)(i) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(i) the aggregate amount of the Bairnco Debt shall not exceed $12,000,000, as such amount may be reduced in accordance with the terms of the Intercreditor Agreement;”.

5.         Indebtedness of Lucas China.  Section 9.9 of the Loan Agreement is hereby amended by (a) deleting the period appearing at the end of clause (l) of such Section and replacing it with a semicolon, and (b) adding the following new clause (n) at the end of such Section:

“and (n) Indebtedness of Lucas China, provided, that, (i) the aggregate principal amount of such Indebtedness shall not exceed $1,000,000 at any time; (ii) no Borrower or Guarantor shall be directly or indirectly liable in respect of such Indebtedness (by virtue of such Borrower or Guarantor being the primary obligor on such Indebtedness, guarantor of such Indebtedness, or otherwise); and (iii)  the occurrence of a default with respect to such Indebtedness shall not result in, or permit any holder of any Indebtedness of any Borrower or Guarantor to declare, a default on Indebtedness of such Borrower or Guarantor or cause the payment of Indebtedness of such Borrower or Guarantor to be accelerated or payable prior to its stated maturity.”

6.         Loans, Investments, Etc.  Section 9.10(k) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(k)  unsecured loans by Parent to WHX for purposes other than those described in Section 9.10(j) hereof, provided, that, (i) Parent shall not make any such loans to WHX in an amount in excess of the principal amount of $2,500,000 during the period from the Amendment No. 17 Effective Date through March 31, 2010, and Parent shall not make any such loans to WHX in an amount in excess of the principal amount of $2,500,000 from and after April 1, 2010, (ii) the aggregate outstanding principal amount of such loans shall not exceed $12,000,000 at any time, (iii) within thirty (30) days after the end of each fiscal month, Parent shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any payments received during the immediately preceding month, (iv) the Indebtedness arising pursuant to such loans shall not be evidenced by a promissory note or other instrument unless the single original of such note or other instrument shall be promptly delivered to Agent to hold as part of the Collateral, with such endorsement and/or assignment by Parent as Agent may require, (v) as of the date of such loans and after giving effect thereto, Parent shall be Solvent, (vi) as of the date of such loans and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; and (vii) such loans shall be repaid in full on or before the Termination Date;”.

Section 9.10 of the Loan Agreement is hereby further amended by  (a) deleting “and” appearing at the end of subsection (l) of such Section, (b) deleting the period appearing at the end of subsection (m) of such Section and replacing it with a semicolon, and (c) adding the following new subsection (n) at the end of such Section:

“(n) the equity investments of Borrowers and Guarantors in Lucas China existing on the Amendment No. 17 Effective Date in the amount not to exceed $915,000, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of Lucas China.”

7.         Financial Covenants.

Section 9.17(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)  EBITDA.  Parent and its Subsidiaries shall not permit EBITDA of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for the twelve (12) consecutive fiscal months ending on the last day of each fiscal month set forth below to be less than the applicable amount set forth below for such fiscal month:

Fiscal Month End	Minimum EBITDA
February 28, 2009	$32,000,000
March 31, 2009	$32,000,000
April 30, 2009	$32,000,000
May 31, 2009	$32,500,000
June 30, 2009	$33,000,000
July 31, 2009	$33,500,000
August 31, 2009	$34,000,000
September 30, 2009	$34,500,000
October 31, 2009	$35,000,000
November 30, 2009	$35,500,000
December 31, 2009 and each fiscal month ending thereafter	$36,000,000”

provided, that, for each fiscal month following the consummation of either (x) the sale of all of the Capital Stock of the Exempt Subsidiary as permitted by Section 9.7(b)(ix) hereof or (y) the sale or other disposition of all or substantially all of the assets and properties of the Exempt Subsidiary as permitted by Section 9.7(b)(ix) hereof and the cessation of operations of the Exempt Subsidiary (the “Exempt Subsidiary Sale”), Parent and its Subsidiaries shall not permit EBITDA of Parent and its Subsidiaries (other than the Exempt Subsidiary and the other Specified Subsidiaries), on a consolidated basis, for the twelve (12) consecutive fiscal months ending on the last day of each such fiscal month set forth above to be less than the applicable amount set forth above for such fiscal month, less the amount equal to EBITDA of the Exempt Subsidiary for the twelve (12) consecutive fiscal months ending on the last day of the fiscal month prior to the Exempt Subsidiary Sale (as such amount shall be verified, at Borrowers’ expense, by an independent accounting firm acceptable to Agent).”

8.         Maximum Capital Expenditures.

Section 9.17(c) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c)  Maximum Capital Expenditures.  Parent and its Subsidiaries shall not, directly or indirectly, make or commit to make (whether through purchase, capital lease or otherwise) Capital Expenditures in any period of twelve (12) consecutive fiscal months ending on the last day of each fiscal month (commencing with the twelve (12) consecutive fiscal month period ending on February 28, 2009) in excess of $12,500,000.”

9.         Senior Leverage Ratio.

Section 9.17(d) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(d)  Senior Leverage Ratio.  Parent and its Subsidiaries shall not permit the Senior Leverage Ratio as of the last day of each fiscal month to be greater than 3.0 to 1.”

10.         Additional Guaranties and Collateral Security.  In addition to, and not in limitation of the provisions of Section 9.18 of the Loan Agreement, within one hundred (120) days following the Amendment No. 22 Effective Date (or such longer period as Agent may agree in its sole discretion), Borrowers and Guarantors shall cause:

(a) each of The 7 Orne Street Nominee Trust, a Massachusetts nominee trust and a wholly owned subsidiary of H&H Electronic (“Orne Street”), The 28 Grant Street Nominee Trust, a Massachusetts nominee trust and a wholly owned subsidiary of H&H Electronic (“28 Grant Street”), and 20 Grant Street Nominee Trust, a Massachusetts nominee trust and a wholly owned subsidiary of H&H Electronic (“20 Grant Street” and together with Orne Street and 28 Grant Street, each a “Subsidiary Trust” and collectively, the “Subsidiary Trusts”), to execute and deliver to Agent, in form and substance satisfactory to Agent: (i) a guaranty guaranteeing the Obligations, (ii) a security agreement, (iii) one or more Mortgages creating on the fee-owned Real Property of such Subsidiary Trust a perfected lien on such Real Property, a title insurance policy covering such Real Property, a current ALTA survey thereof and a surveyor’s certificate, each in form and substance reasonably satisfactory to Agent, together with such other agreements, instruments and documents as the Agent may reasonably require, (iv) an Information Certificate, and (v) such other agreements, instruments, certificates, approvals, legal opinions or other documents reasonably requested by Agent in order to create, perfect, establish the priority of or otherwise protect any lien purported to be covered by any such security agreement or Mortgage or otherwise to effect the intent that each such Subsidiary Trust shall become bound by all of the terms, covenants and agreements contained in the Financing Agreements and that all property and assets of such Subsidiary Trust shall become Collateral for the Obligations; and

(b) H&H Electronic to execute and deliver a pledge agreement with respect to the Capital Stock of each Subsidiary Trust, together with (i) certificates (if any) evidencing all of the Capital Stock of such Subsidiary Trust (if any), which shall be delivered to the Working Capital Agent, (ii) undated powers or other appropriate instruments of assignment executed in blank with signature guaranteed (if applicable), which shall be delivered to the Working Capital Agent, (iii) if requested by Agent, such opinion of counsel and such approving certificate of such Subsidiary Trust as Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such Capital Stock, and (iv) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Agent.

11.         Intellectual Property Licenses.  Section 9.19 of the Loan Agreement is hereby amended by inserting the following new subsection (c) to the end of such Section:

“(c)  No Borrower or Guarantor shall assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license relating to any Intellectual Property, or otherwise dispose of any Intellectual Property, in each case without the prior written consent of Agent, except that any Borrower or Guarantor may, after written notice to Agent, grant a non-exclusive license relating to any Intellectual Property to another Borrower or Guarantor in the ordinary course of business.”

12.         After Acquired Real Property.  Section 9.20 of the Loan Agreement is hereby amended by deleting the reference to “$250,000” and replacing it with “$425,000”.

13          Costs and Expenses.  Section 9.23(f) of the Loan Agreement is hereby amended by deleting the reference to “$850 per person per day” and replacing it with “$900 per person per day”.

14.         Term.  Section 13.1(a) of the Loan Agreement is hereby amended by deleting the first sentence from such Section in its entirety and replacing it with the following:

“This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on June 30, 2011 (the “Termination Date”), unless sooner terminated pursuant to the terms hereof.”

15.         Consent.  Subject to the terms and conditions contained herein, Agent and each of the Lenders hereby consent to the execution, delivery and performance of Amendment No. 22 to the Working Capital Loan Agreement (the “Working Capital Amendment No. 22”), dated as of even date herewith, and the transactions contemplated thereby.

16.         Conditions Precedent.  The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)  Agent shall have received this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and each of the Lenders;

(b)  Agent shall have received, in form and substance satisfactory to Agent, Amendment No. 2 to the Intercreditor Agreement (the “Intercreditor Agreement Amendment”), duly authorized, executed and delivered by Bairnco Agent and Working Capital Agent  and acknowledged by Borrowers and Guarantors, which Intercreditor Agreement shall be in full force and effect;

(c)  Agent shall have received the Working Capital Amendment No. 22, in form and substance satisfactory to Agent, duly authorized, executed and delivered by Working Capital Agent, Working Capital Term Loan Lenders, Borrowers and Guarantors, which Working Capital Amendment No. 22 shall be in full force and effect on the date hereof and shall provide for, among other things, an extension of the Termination Date (as defined in the Working Capital Loan Agreement ) to a date no earlier than June 30, 2011;

(d)  Agent shall have received, in form and substance satisfactory to Agent, an amendment to each of the Mortgages relating to the Real Property owned by Parent located in Fairfield, Connecticut, the Real Property owned by Daniel Radiator located in Waterbury, Connecticut, the Real Property owned by Indiana Tube located in Evansville, Indiana and the Real Property owned by Sumco located in Indianapolis, Indiana;

(e)  Agent shall have received, in form and substance satisfactory to Agent, Amendment No. 4 to the Bairnco Loan Documents (the “Bairnco Credit Agreement Amendment”), duly authorized, executed and delivered by Bairnco Agent, Bairnco Lenders, the Bairnco Companies, Borrowers and Guarantors, which Bairnco Credit Agreement Amendment shall be in full force and effect on the date hereof and shall provide that, among other things, the Indebtedness of Borrowers and Guarantors under the Bairnco Guaranty Documents shall not be due and payable prior to the Termination Date (except as set forth in the Intercreditor Agreement);

(f)  Agent shall have received, in form and substance satisfactory to Agent, the Second Amendment to the Bairnco Guaranty (the “Bairnco Guaranty Amendment”), duly authorized, executed and delivered by Borrowers, Guarantors and Bairnco Agent, which Bairnco Guaranty Amendment shall be in full force and effect on the date hereof;

(g)  Agent shall have received, in form and substance satisfactory to Agent, a true and correct copy of any consent, waiver or approval to or of this Amendment which any Borrower or Guarantor is required to obtain from any other Person; and

(g)  No Default or Event of Default shall have occurred and be continuing immediately before and after giving effect hereto.

17.         Representations, Warranties and Covenants.  Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which  representations and warranties are a continuing condition of the making of Loans to Borrowers:

(a) within sixty (60) days following the Amendment No. 17 Effective Date (or such longer period as Agent may agree in its sole discretion), Borrowers shall deliver to Agent, in form and substance satisfactory to Agent, an endorsement (or a commitment to issue an endorsement) to the existing title insurance policies relating to Mortgages encumbering the Real Property owned by Indiana Tube located in Evansville, Indiana and the Real Property owned by Sumco located in Indianapolis, Indiana: (i) insuring the priority and amount of such Mortgages (as so amended), and (ii) containing any legally available endorsements, assurances or affirmative coverage requested by Agent for the protection of its interest with respect to such Mortgages (as so amended);

(b) each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect;

(c) this Amendment and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment, the “Amendment Documents”), have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof, and the agreements and obligations of each of the Borrowers and Guarantors contained herein and therein constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles;

(d) the execution, delivery and performance of this Amendment and the other Amendment Documents (a) are all within each Borrower’s and Guarantor’s corporate powers and (b) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Working Capital Loan Agreement and the Bairnco Loan Documents) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound;

(e) neither the execution and delivery of this Amendment or the other Amendment Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral, except in favor of Agent, or as expressly permitted by Section 9.8 of the Loan Agreement, (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or Guarantor, except as expressly permitted under Section 9.9 of the Loan Agreement; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound (including without limitation the Working Capital Loan Agreement and the Bairnco Loan Documents), and (v) violates or shall violate any provision of the certificate of incorporation, by-laws or other organizational documentation of any Borrower or Guarantor);

(f) No action of, or filing with, or consent of any Governmental Authority, and no consent, waiver or approval of any other third party is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment or the other Amendment Documents;

(f) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

(g) Amendment No. 2 to Intercreditor and Subordination Agreement by and among Agent, Bairnco Agent and Working Capital Agent, as acknowledged and agreed by Borrowers and Guarantors, has been duly authorized, executed and delivered by all parties thereto and is in full force and effect; and

(h)  the Working Capital Amendment No. 22 has been executed and delivered by all parties thereto and is in full force and effect;

(i)  the Bairnco Credit Agreement Amendment and the Bairnco Guaranty Amendment have been executed and delivered by all parties thereto and are in full force and effect; and

(j)  no Default or Event of Default exists or has occurred and is continuing on the date hereof.

17.         General Release.  Each Borrower and Guarantor may have certain Claims (as hereinafter defined) against the Released Parties (as hereinafter defined) regarding or relating to the Loan Agreement or the other Financing Agreements.  Agent, Lenders, Borrowers and Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each Borrower and Guarantor makes the release contained in this Section.  In consideration of Agent’s and Lenders’ entering into this Amendment and agreeing to the substantial concessions as set forth herein, each Borrower and Guarantor hereby fully and unconditionally releases and forever discharges Agent and each Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which such Borrower or Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including on account of or in any way affecting, concerning or arising out of or founded upon this Amendment up to and including the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the Obligations, the Loan Agreement or any of the other Financing Agreements (collectively, all of the foregoing are the “Claims”).  Each Borrower and Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by such Borrower or Guarantor against the Released Parties which is not released hereby.  Each Borrower and Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

18.         Effect of this Agreement.  Except as expressly amended pursuant hereto, no other changes, waivers or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

19.         Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes hereof.

20.         Governing Law.  The validity, interpretation and enforcement of this Amendment and the other Amendment Documents (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto or thereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

21.         Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

22.         Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

23.         Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

AGENT

STEEL PARTNERS II, LP, as Agent
By Steel Partners II GP LLC, Its General Partner

By:	/s/

Title:

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BORROWERS

HANDY & HARMAN

By:	/s/

Title:

OMG, INC.

By:	/s/

Title:

CONTINENTAL INDUSTRIES, INC.

By:	/s/

Title:

MARYLAND SPECIALTY WIRE, INC.

By:	/s/

Title:

HANDY & HARMAN TUBE COMPANY, INC.

By:	/s/

Title:

CAMDEL METALS CORPORATION

By:	/s/

Title:

CANFIELD METAL COATING CORPORATION

By:	/s/

Title:

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MICRO-TUBE FABRICATORS, INC.

By:	/s/

Title:

INDIANA TUBE CORPORATION

By:	/s/

Title:

LUCAS-MILHAUPT, INC.

By:	/s/

Title:

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION

By:	/s/

Title:

SUMCO INC.

By:	/s/

Title:

OMG ROOFING, INC.

By:	/s/

Title:

OMNI TECHNOLOGIES CORPORATION OF DANVILLE

By:	/s/

Title:

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GUARANTORS

HANDY & HARMAN OF CANADA, LIMITED

By:	/s/

Title:

ELE CORPORATION

By:	/s/

Title:

ALLOY RING SERVICE INC.

By:	/s/

Title:

DANIEL RADIATOR CORPORATION

By:	/s/

Title:

H&H PRODUCTIONS, INC.

By:	/s/

Title:

HANDY & HARMAN AUTOMOTIVE GROUP, INC.

By:	/s/

Title:

HANDY & HARMAN INTERNATIONAL, LTD.

By:	/s/

Title:

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HANDY & HARMAN PERU, INC.

By:	/s/

Title:

KJ-VMI REALTY, INC.

By:	/s/

Title:

PAL-RATH REALTY, INC.

By:	/s/

Title:

PLATINA LABORATORIES, INC.

By:	/s/

Title:

SHEFFIELD STREET CORPORATION

By:	/s/

Title:

SWM, INC.

By:	/s/

Title:

WILLING B WIRE CORPORATION

By:	/s/

Title: